UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street Suite 400
San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on March 26, 2025, Jaguar Health, Inc. (the “Company”) entered into securities purchase agreements with certain accredited investors (collectively, the “Investors”), pursuant to which the Company agreed to sell to the Investors, and the Investors agreed to purchase from the Company, approximately $3.4 million aggregate principal amount of 6% convertible promissory notes and warrants to purchase shares of common stock of the Company (collectively, the “Securities”) in a private placement (such agreements, each, a “Securities Purchase Agreement”). Pursuant to each Securities Purchase Agreement, for a period of one year from the date on which the registration statement registering the resale of the shares of Company’s common stock underlying the Securities is declared effective by the United States Securities and Exchange Commission, the Company agreed not to issue certain securities if the issuance would constitute a Variable Rate Transaction (as such term is defined in each Securities Purchase Agreement) (the “VRT Restriction”).

On May 5, 2025, Investors holding a majority of the Securities executed limited waivers (collectively, the “Limited Waiver”) that permit the Company, from time to time, to issue certain additional securities as specified in the Limited Waiver.

The foregoing description does not purport to be a complete description of the Limited Waiver and is qualified in its entirety by reference to the full text of such Limited Waiver, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Limited Waiver

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: May 5, 2025	By:	/s/ Lisa A. Conte
Lisa A. Conte Chief Executive Officer & President